SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 4, 2003

                     METTLER-TOLEDO INTERNATIONAL INC.
           (Exact name of registrant as specified in its charter)



        Delaware                 File No. 001-13595             13-3668641
(State of incorporation)      (Commission File Number)        (IRS Employer
                                                            Identification No.)



                       Im Langacher, P.O. Box MT-100,
                     CH-8606, Greifensee, Switzerland
            (Address of principal executive offices) (zip code)

Registrant's telephone number, including area code:           +41-1-944-2211

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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

On November 3, 2003, Mettler-Toledo International Inc. ("Mettler-Toledo") issued a press release announcing that it has priced an offering of $150 million of seven-year senior notes. A copy of the press release is furnished hereto as Exhibit 99.1 to this report.

The notes, issued at a discount, will have a coupon of 4.85 percent and mature November 15, 2010. Proceeds from this offering together with borrowings under a new $300 million 5-year bank facility will be used to repay in entirety Mettler-Toledo's existing bank facility which will then be terminated. Both transactions are expected to close in the next two weeks.

The notes were offered to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S. The notes were not registered under the Securities Act of 1933, as amended (the "Securities Act"), and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Statements in this discussion which are not historical facts may be considered "forward-looking statements" that involve risks and uncertainties. For a discussion of these risks and uncertainties, which could cause actual events or results to differ from those contained in the forward-looking statements, see Exhibit 99.1 to Mettler-Toledo's Annual Report on Form 10-K for the most recently ended fiscal year.

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            METTLER-TOLEDO INTERNATIONAL INC.



Dated:  November 4, 2003                    By:   /s/ Dennis W. Braun
                                                 ---------------------------
                                                 Dennis W. Braun
                                                 Chief Financial Officer

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                               Exhibit Index



Exhibit No.                       Description

99.1                     Press Release, dated November 3, 2003